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                                                               EXHIBIT 10.18
                                                               -------------


                    AGREEMENT BETWEEN AIRTRAN AIRWAYS, INC.
                                      AND
                                MARKETLINK, INC.

     THIS AGREEMENT is made this 26th day of January 1996, (the "Agreement") between AirTran Airways, Inc., a Delaware corporation ("AirTran"), and MarketLink, Inc., a Minnesota corporation ("MarketLink").

     WHEREAS, AirTran is in the business of providing scheduled service air transportation; and

     WHEREAS, MarketLink is in the business of providing interactive multimedia systems for a variety of industries; and

     WHEREAS, AirTran wishes to contract with MarketLink for an airline information system.

     IT IS HEREBY AGREED AS FOLLOWS:

1.   DEFINITIONS.

   a. Confidential Information. Confidential Information shall consist of all information disclosed by the parties to each other, including, but not limited to, the terms and conditions of this Agreement and the System.

   b. Enhancements. Enhancements shall include, but not be limited, to modifying, upgrading, improving, altering or adding software and/or hardware to the System.

   c. System. The System shall mean the 24 line UNIX based platform including, but not limited to, the software, hardware and any associated accessories furnished by MarketLink which provides flight information over telephone lines to the general public and, in addition, routes calls to AirTran to the area within the airline selected by the caller.

2. INSTALLATION. Installation of the System will be completed within Thirty (30) days of the execution of this Agreement, plus agreement by the parties on database configuration and approval of application design.

3. RESPONSIBILITIES AND REPRESENTATIONS. During the term of this Agreement, the parties shall have the responsibilities and representations outlined below:

   a. MarketLink shall, at its own expense:

        i. Provide and maintain in proper working order all necessary hardware and software required for the operation of the System.
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        ii. Provide a 24-hour-a-day telephone number for AirTran to report any hardware or software failure and investigate and seek to correct such problems as soon as possible. MarketLink shall respond to a notification of a hardware or software failure within four hours. MarketLink will stock at AirTran's location a spare CPU, hard drive and a network card for the System.

        iii. MarketLink will provide AirTran at no charge any new
        MarketLink software releases. Other Enhancements will be as agreed upon by AirTran and MarketLink.

   b. AirTran shall, at its own expense:

        i. Provide a suitable site for the System and pay for all telephone and related charges.

        ii. Provide a suitable link between its flight information database and the System.

        iii. Update the flight information database as necessary.

        iv. Enhance its internal phone system as necessary for the operation of the System.

4. TERM. The term of this Agreement shall be for thirty six (36) months from the date of installation of the System at a location designated by AirTran.

5. CONSIDERATION. As consideration for the lease of the System and related services AirTran shall pay to MarketLink the sum of the following (the "Consideration"):

   a. A one time installation fee of One Thousand Dollars ($1,000.00).

   b. Four Thousand Four Hundred Dollars ($4,400.00) per calendar month.

   c. Ninety Five Dollars ($95.00) per hour, plus directly related out of pocket costs, for all development, programming, testing and installation provided for applications requested by AirTran for purposes other than specified in Section 1.c. of this Agreement. Any additional or replacement hardware required as a result of the implementation of these applications will be invoiced either in amounts previously agreed upon or at MarketLink's standard pricing.

6. PAYMENT TERMS. Upon the execution of this Agreement, AirTran shall pay to MarketLink a deposit of Five Thousand Four Hundred Dollars ($5,400.00). This deposit shall be applied to the Consideration due under Section 5.a. for installation of the system and the first calendar month charges due Section 5.b. Payments due under Section 5.b. shall be received by MarketLink on or before the first day of each calendar month. Payments under Section 5.c. shall be made to MarketLink within Fifteen (15) days of AirTran receiving an invoice from MarketLink.

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If the development, programming, testing and installation provided under Section
5.c. is estimated to be in excess of Twenty Five (25) hours MarketLink will invoice one half of the estimated total cost following the agreement to proceed with the application and the balance will be invoiced upon completion of the application. Payments due, but not received within ten days of the dates specified in this Section, shall be considered late and subject to a late fee equal to one and one half percent (1.5%) per month on any outstanding late balance.

7. CONFIDENTIALITY. Confidential Information shall not be disclosed by either party to third persons without the other party's prior written consent. The parties shall exercise at least the same degree of care with the Confidential Information obtained from the other party as they normally exercise in preserving their own Confidential Information of a similar nature. Upon termination of this Agreement, each party shall, upon the request of the other, return, without change, or destroy all copies of any Confidential Information disclosed or provided to it by the other party. The obligations under this paragraph shall indefinitely survive the termination or cancellation of this Agreement. Obligations hereunder shall terminate with respect to any particular portion of the Confidential Information:

   a. when the receiving party can document that:

        i. it was in the public domain at the time of the disclosing party's communication thereof to the receiving party; or

        ii. it entered the public domain through no action of the receiving party or its employees subsequent to the time of the disclosing party's communication thereof to the receiving party; or

   b. when it is communicated by the disclosing party to a third party free of any obligation of confidence; or

   c. upon obtaining the prior consent of the disclosing party.

8. OWNERSHIP. During the term of this Agreement, and thereafter, MarketLink shall retain all right, title and interest to the hardware, and any Enhancements, inventions, discoveries, improvements, upgrades and alterations, the software, and all other intellectual property developed in connection with the development, trial or implementation of the System. During the term of this Agreement and thereafter, MarketLink shall retain all right, title and interest to all software developed in connection with the development, trial or implementation of the services provided pursuant to this Agreement.

9. WARRANTY.  MARKETLINK'S OBLIGATIONS UNDER THIS AGREEMENT SHALL BE VALID
AND ENFORCEABLE ONLY IF THE SYSTEM IS USED IN THE WAY AND FOR THE PURPOSE CONTEMPLATED BY THE PARTIES HERETO. AIRTRAN SHALL BE SOLELY RESPONSIBLE FOR ANY AND ALL COSTS MADE NECESSARY BY ANY USE OR MISUSE OF THE SYSTEM, INCLUDING COSTS OF MAINTENANCE OR REPAIRS RESULTING THEREFROM.

10. OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO EXPRESS OR IMPLIED WARRANTY IS MADE WITH RESPECT TO THE PROGRAM OR GOODS OR SERVICES TO BE SUPPLIED BY MARKETLINK OR ITS SUBSIDIARIES, IF ANY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE

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TOTAL LIABILITY FOR ANY BREACH OF WARRANTY BY MARKETLINK SHALL NOT IN ANY EVENT
EXCEED AMOUNTS ACTUALLY PAID HEREUNDER BY AIRTRAN.

11. LIMITATION ON LIABILITIES.  THE TOTAL LIABILITY, IF ANY, OF MARKETLINK
AND ITS SUBSIDIARIES, IF ANY, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY, INFRINGEMENT OR OTHERWISE SHALL NOT IN ANY EVENT EXCEED AMOUNTS ACTUALLY PAID HEREUNDER BY AIRTRAN.

12. INDEMNIFICATION. Each party (the "Indemnifier") shall indemnify and hold harmless the other party (the "indemnifiee") from and against (and shall reimburse the Indemnifiee on demand for) any and all actual expenses, damages, costs, losses, obligations, and liabilities incurred by the Indemnifiee, for any actions arising out of or related to the acts of the Indemnifier or any of its affiliated companies, agents, employees or other related parties under this Agreement, including, but not limited to, actions arising out of the use of any information, and any and all claims, actions, suits proceedings, demands, assessments, penalties, obligations, judgments, costs, and reasonable legal and other expenses incident to any of the foregoing or incurred in investigating, defending or attempting to avoid the same, opposing the imposition thereof or in enforcing this indemnity.

13. ASSIGNMENT. Either party may assign this Agreement to any wholly-owned subsidiary, parent corporation or any of its parent's wholly-owned subsidiaries without the consent of the other party, provided that such assigning party shall remain liable for and will guarantee its assignee's performance, including payment of all monies, under this Agreement. Subject to these restrictions, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their permitted assigns. No other assignment of this Agreement shall be permitted without the express prior written consent of the non-assigning party.

14. FORCE MAJEURE. Neither party nor its affiliates, subsidiaries, subcontractors, parent corporation, if any, or any of its parent's affiliates or subsidiaries, if any, shall be liable in any way for delay, failure in performance, loss or damage due to force majeure conditions beyond such parties' reasonable control, including but not limited to: Fire, strike, embargo, explosion, power blackout, earthquake, volcanic action, flood, war, water, the elements, labor disputes, civil or military authority, acts of God, public enemy, inability to secure raw materials, inability to secure products, or acts or omissions of carriers.

15. OTHER EVENTS OUTSIDE PARTIES' CONTROL. Neither party nor its affiliates, subsidiaries, subcontractor, parent corporation or any of its parent's affiliates or subsidiaries, if any, shall be liable in any way for delay, failure in performance, loss or damage due to conditions beyond such parties' reasonable control, including but not limited to telephone line outage or any acts or omissions of telephone companies.

16. DEFAULT. Upon any breach or default by a party to this Agreement, the other party may notify the breaching or defaulting party of the breach or default in writing. Failure of the breaching or defaulting party to cure any breach or default within thirty (30) days after the receipt of such notice shall entitle the other party to terminate its own performance of this Agreement and exercise any or all remedies available to it at law or in equity.

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17. NOTICES.  All notices required by this Agreement shall be in writing and shall be sent by overnight delivery or certified mail, return receipt requested, prepaid and addressed as follows:

                To AirTran:            ------------------------------
                                       ------------------------------
                                       ------------------------------
                                       ------------------------------

                To MarketLink:         President/CEO
                                       MarketLink, Inc.
                                       10340 Viking Drive; Suite 150
                                       Eden Prairie, MN 55344

Notices shall be effective upon receipt or three (3) days after mailing, whichever occurs earlier. Each party is responsible for reporting, to the other party, in writing, any change of address.

18. WAIVER. No consent or waiver by either party of any breach or default by the other party under this Agreement shall be effective unless such consent or waiver is set forth in a written instrument signed by the non-breaching party. The failure of a party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way shall it affect the validity of this Agreement, or any part hereof, or the right of any party to enforce each and every provision hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach hereunder.

19. SURVIVAL. The provisions of Sections 7, 8, 9, 10, 11 and 12 herein and any other provision of this Agreement, which by its sense and context, is intended to survive performance by either or both parties shall so survive the termination or cancellation of this Agreement.

20. SEVERABILITY. In case any one or more of the provisions of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any response, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause performance by a party to be unreasonable, in which case, the parties shall negotiate a replacement.

21. SECTION HEADINGS. The headings of the sections hereunder are for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

22. AMENDMENTS, MODIFICATIONS, AND SUPPLEMENTS. Amendments, modifications, supplements or changes to this Agreement, including extensions or cancellations of the term, must be in writing and signed by a duly authorized representative of the party against whom such amendments, modifications and supplements are sought to be enforced.

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23. GOVERNING LAW.  This Agreement shall be governed by the laws of the
State of Florida.

24. ENTIRE AGREEMENT. The terms and conditions of this Agreement constitute the entire Agreement and understanding between the parties with respect to the subject matter hereof. Prior written or oral agreements, proposals or understandings between the parties on the same or related subject including, but not limited to, the Prior Agreement are hereby superseded and replaced in all respects by the terms contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives the day and year above written.

                                          AIRTRAN AIRWAYS, INC.

                                          By: /s/
                                             -----------------------------------

                                          Its: Vice President, Finance
                                               ---------------------------------

                                          MARKETLINK, INC.

                                          By: /s/
                                             -----------------------------------

                                          Its: Vice President
                                               ---------------------------------

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